Exhibit 99.1

Press Release | For Distribution

Zix Reports Fourth Quarter and Full Year 2016 Financial Results

Record Revenue Driven by Strong New Customer Orders and Add-on Activity

DALLAS — February 9, 2017 — Zix Corporation (Zix) (NASDAQ: ZIXI), a leader in email data protection, today announced financial results for the fourth quarter and full year ended December 31, 2016.

Fourth Quarter 2016 Financial Highlights (results compared to the same year-ago quarter)

•	Revenue increased 9% to a record $15.6 million

•	Total quarterly orders increased 8% to $15.8 million

•	Ending backlog increased 10% to a record $81.7 million

•	Annual contract value increased 8% to a record $61.7 million

•	The company ended the year with $26.5 million in cash and no debt

Record revenue for the quarter was driven by new customer wins, add-on sales to existing customers, strong performance from ZixQuarantine and ZixOne, and healthy customer renewals. New First Year Orders were $2.7 million for the quarter. GAAP fully diluted earnings per share increased to $0.04 from $0.01 in the same quarter of 2015. Non-GAAP fully diluted earnings per share were $0.07, which was consistent with the year-ago quarter. Adjusted EBITDA was $4.5 million, which was consistent with the year-ago quarter.

Management Commentary

“2016 was a strong and important year for us in many regards. Not only did we achieve a company record of $60.1 million in revenue, reflecting 10% growth over the prior year, but we also experienced double-digit growth in many of our key metrics, including total orders, GAAP net income per share, and adjusted EBITDA,” said Dave Wagner, Zix’s Chief Executive Officer. “Operationally, we strengthened our number one market share position for email encryption, enhanced our core solutions even further, and made significant progress along our seven growth pillars. Q4 demonstrated positive results for the quarter and, going forward, indicate a stronger outlook for our business.

“As we look to 2017, we will continue to invest in our core encrypted email solution, with particular emphasis on our hosted platform and customer success. Additionally, we plan to invest in expanding our solutions to address adjacent markets beyond our own. These investments will help us take advantage of more opportunities to cross-sell to our base of nearly 15,000 established customers. We believe all of

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these initiatives, along with our renewed corporate identity that underscores our gold standard solutions, should enable us to build on the profitable growth momentum we’ve delivered for our shareholders during the past year.”

Zix’s Chief Financial Officer David Rockvam added, “We are pleased to have achieved our top-line guidance and exceeded our bottom-line guidance for both the fourth quarter and full year of 2016. Strong new customer orders and upselling activity drove a company record for quarterly revenue of $15.6 million. In fact, our corporate team achieved its highest quarterly New First Year Orders level in our company’s history, supplemented by the strong quarterly performance from both ZixQuarantine and ZixOne, which together helped us achieve, in part, a record annual contract value of $61.7 million. Overall, we are encouraged by our strong finish to the year. We will keep on pursuing the opportunities that enable us to achieve our financial guidance for 2017 and continue to execute on our profitable growth strategy.”

Fourth Quarter 2016 Operational Highlights

•	Secured a six-figure contract from a top five U.S. bank

•	Longstanding customer BankPlus signed three-year contract renewal for Zix Email Encryption

•	Unveiled email filter to assist South African organizations in complying with the Protection of Personal Information (POPI) Act

•	Enhanced email encryption capabilities with the latest release of ZixPort® and an update to ZixGateway® Hosted

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Fourth Quarter 2016 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	Q4 2016	Q4 2015	Change (1)
Revenue	$15.6	$14.3	8.7%
GAAP Gross Profit	$12.9	$11.8	9.0%
GAAP Net Income	$1.9	$0.8	142.9%
GAAP Net Income Per Share – Diluted	$0.04	$0.01	156.8%
EBITDA (2)	$4.1	$1.8	120.2%
EBITDA Margin	26.0%	12.8%	13.2	pts
Non-GAAP Adjusted Gross Profit (3)	$12.9	$11.9	8.7%
Non-GAAP Adjusted Net Income (3)	$3.7	$4.0	(7.1%)
Non-GAAP Adjusted Net Income Per Share – Diluted (3)	$0.07	$0.07	(1.7%)
Adjusted EBITDA (3)	$4.5	$4.5	0.8%
Adjusted EBITDA Margin	29.1%	31.4%	(2.3	pts)
New First Year Orders	$2.7	$2.9	(6.7%)
Total Orders	$15.8	$14.7	8.1%
Backlog (4)	$81.7	$74.2	10.1%

Fiscal 2016 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	2016	2015	Change (1)
Revenue	$60.1	$54.7	9.9%
GAAP Gross Profit	$49.6	$45.1	10.0%
GAAP Net Income	$5.8	$5.0	16.4%
GAAP Net Income Per Share – Diluted	$0.11	$0.09	23.0%
EBITDA (2)	$11.9	$10.3	15.1%
EBITDA Margin	19.7%	18.8%	0.9	pts
Non-GAAP Adjusted Gross Profit (3)	$49.8	$45.3	9.9%
Non-GAAP Adjusted Net Income (3)	$14.0	$12.3	14.0%
Non-GAAP Adjusted Net Income Per Share – Diluted (3)	$0.26	$0.21	20.5%
Adjusted EBITDA (3)	$16.9	$14.9	13.6%
Adjusted EBITDA Margin	28.1%	27.2%	0.9	pts
New First Year Orders	$9.5	$10.2	(6.2%)
Total Orders	$68.6	$61.0	12.3%

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(1)	Changes are based on actual numbers versus numbers shown in the columns, which may reflect rounding
(2)	Adjusted earnings before interest, taxes, depreciation and amortization
(3)	A reconciliation of GAAP to non-GAAP adjusted results is included in this press release and available on our investor relations Web page at http://investor.zixcorp.com
(4)	Service contract commitments that represent future revenue to be recognized as the services are provided

Longer-term, the company is focused on driving profitable growth through its seven key growth pillars, which include: securing new customers, nurturing OEM partnerships, expanding the number of licenses within its installed base, upselling additional products to existing customers, increasing renewal rates, investing in its core email encryption solutions, and exploring adjacent and English-speaking international markets. The company will adopt its newly formed Customer Success model, which emphasizes three of these pillars, namely driving new customer wins, securing add-on orders from existing customers, and generating higher overall retention rates.

Financial Outlook

For the first quarter 2017, the company forecasts revenue to range between $15.6 million and $15.7 million, representing an increase of 9% to 10% year-over-year. The company forecasts fully diluted GAAP earnings per share to be in a range of $0.02 and $0.03 and fully diluted non-GAAP adjusted earnings per share to be $0.06 for the first quarter 2017.

For all of fiscal 2017, the company anticipates revenue to range between $64.5 million and $66.0 million, representing an increase of 7% to 10% compared to fiscal 2016. The company forecasts fully diluted GAAP earnings per share to be between $0.10 and $0.12 and fully diluted non-GAAP adjusted earnings per share to be $0.28 for fiscal 2017.

Conference Call Information

Management will discuss these financial results and outlook on a conference call today (February 9, 2017) at 5 p.m. ET (2 p.m. PT).

A live webcast of the conference call will be available in the investor section of Zix’s website here. Alternatively, participants can access the conference call by dialing 1-855-853-6940 (U.S. toll-free) or 1-720-634-2906 (international) at least 15 minutes before the call and entering access code 53379838. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

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An audio replay of the conference will be available for seven days, by dialing 1-855-859-2056 (U.S. toll-free) or 1-404-537-3406 (international) and entering the access code 53379838. An archive of the webcast will also be available in the investor section of the company’s website here.

About Zix Corporation

Zix Corporation (Zix) is a leader in email encryption. Zix also offers superior solutions in email data loss prevention and email bring your own device (BYOD) security. Zix is trusted by the nation’s most influential institutions in healthcare, finance and government for easy-to-use secure email solutions that meet data protection and compliance needs. Zix is publicly traded on the Nasdaq Global Market under the symbol ZIXI. For more information, visit zixcorp.com.

###

Zix Company Contact Taylor Johnson (214) 370-2134 tjohnson@zixcorp.com	Zix Investor Contact Matt Glover and Najim Mostamand Liolios Group, Inc. (949) 574-3860 ZIXI@liolios.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of sales, revenue or earnings, potential benefits of strategic relationships, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this release was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to market acceptance of new Zix solutions and how privacy and data security laws may affect demand for Zix email data protection solutions. Zix may not succeed in addressing these and other risks. Further information regarding factors that could affect Zix financial and other results can be found in the risk factors section of Zix’s most recent filing on Form 10-K with the Securities and Exchange Commission.

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ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2016	December 31,
	(unaudited)	2015
ASSETS
Current assets:
Cash and cash equivalents	$26,457,000	$28,664,000
Receivables, net	1,209,000	498,000
Prepaid and other current assets	2,829,000	2,908,000

Total current assets	30,495,000	32,070,000
Property and equipment, net	3,976,000	4,143,000
Goodwill	2,161,000	2,161,000
Deferred tax assets	45,726,000	48,912,000

Total assets	$82,358,000	$87,286,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,720,000	$5,067,000
Deferred revenue	25,773,000	23,182,000

Total current liabilities	30,493,000	28,249,000
Long-term liabilities:
Deferred revenue	1,448,000	839,000
Deferred rent	1,347,000	1,426,000

Total long-term liabilities	2,795,000	2,265,000

Total liabilities	33,288,000	30,514,000
Total stockholders’ equity	49,070,000	56,772,000

Total liabilities and stockholders’ equity	$82,358,000	$87,286,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue	$15,578,000	$14,327,000	$60,144,000	$54,713,000
Cost of revenue	2,709,000	2,522,000	10,533,000	9,593,000

Gross profit	12,869,000	11,805,000	49,611,000	45,120,000
Operating expenses:
Research and development	2,435,000	2,074,000	9,553,000	8,317,000
Selling, general and administrative	7,086,000	8,506,000	30,742,000	28,887,000

Total operating expenses	9,521,000	10,580,000	40,295,000	37,204,000

Operating income	3,348,000	1,225,000	9,316,000	7,916,000
Operating margin	21%	9%	15%	14%
Other income, net	30,000	82,000	213,000	244,000
Income before income taxes	3,378,000	1,307,000	9,529,000	8,160,000
Income tax expense	(1,440,000)	(509,000)	(3,692,000)	(3,144,000)

Net income	$1,938,000	$798,000	$5,837,000	$5,016,000

Basic income per common share:	$0.04	$0.01	$0.11	$0.09

Diluted income per common share:	$0.04	$0.01	$0.11	$0.09

Shares used in per share calculation - basic	52,815,271	55,537,228	53,819,772	56,421,833

Shares used in per share calculation - diluted	53,490,290	56,554,355	54,395,145	57,476,006

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Twelve Months Ended December 31,
	2016	2015
Operating activities:
Net income	$5,837,000	$5,016,000
Non-cash items in net income	7,272,000	7,068,000
Changes in operating assets and liabilities	2,142,000	3,533,000

Net cash provided by operating activities	15,251,000	15,617,000
Investing activities:
Purchases of property and equipment	(2,136,000)	(1,951,000)

Net cash used in investing activities	(2,136,000)	(1,951,000)
Financing activities:
Proceeds from exercise of stock options	205,000	8,674,000
Purchase of Treasury Stock	(15,527,000)	(15,361,000)

Net cash used in financing activities	(15,322,000)	(6,687,000)

Increase (Decrease) in cash and cash equivalents	(2,207,000)	6,979,000
Cash and cash equivalents, beginning of period	28,664,000	21,685,000

Cash and cash equivalents, end of period	$26,457,000	$28,664,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

			Three Months Ended		Twelve Months Ended
			December 31,		December 31,
			2016	2015	2016	2015
Revenue:
GAAP revenue			$15,578,000	$14,327,000	$60,144,000	$54,713,000

Cost of revenue
GAAP cost of revenue			$2,709,000	$2,522,000	$10,533,000	$9,593,000
Stock-based compensation charges (1)	(A	)	(15,000)	(45,000)	(186,000)	(181,000)

Non-GAAP adjusted cost of revenue			$2,694,000	$2,477,000	$10,347,000	$9,412,000

Gross profit:
GAAP gross profit			$12,869,000	$11,805,000	$49,611,000	$45,120,000
Stock-based compensation charges (1)	(A	)	15,000	45,000	186,000	181,000

Non-GAAP adjusted gross profit			$12,884,000	$11,850,000	$49,797,000	$45,301,000

Research and development expense
GAAP research and development expense			$2,435,000	$2,074,000	$9,553,000	$8,317,000
Stock-based compensation charges (1)	(A	)	(31,000)	(59,000)	(246,000)	(243,000)

Non-GAAP adjusted research and development expense			$2,404,000	$2,015,000	$9,307,000	$8,074,000

Selling and marketing expense
GAAP selling and marketing expense			$4,818,000	$4,265,000	$19,015,000	$18,075,000
Stock-based compensation charges (1)	(A	)	(81,000)	(192,000)	(542,000)	(579,000)

Non-GAAP adjusted selling and marketing expense			$4,737,000	$4,073,000	$18,473,000	$17,496,000

General and administrative expense
GAAP general and administrative expense			$2,268,000	$4,241,000	$11,727,000	$10,812,000
Stock-based compensation charges (1)	(A	)	(122,000)	(706,000)	(809,000)	(1,170,000)
Strategic consulting and litigation costs (2)	(B	)	(229,000)	(502,000)	(2,865,000)	(1,218,000)
Executive separation payment (3)	(C	)	—	(1,152,000)	(358,000)	(1,152,000)

Non-GAAP adjusted general and administrative expense			$1,917,000	$1,881,000	$7,695,000	$7,272,000

Operating income:
GAAP operating income			$3,348,000	$1,225,000	$9,316,000	$7,916,000
Stock-based compensation charges (1)	(A	)	249,000	1,002,000	1,783,000	2,173,000
Strategic consulting and litigation costs (2)	(B	)	229,000	502,000	2,865,000	1,218,000
Executive separation payment (3)	(C	)	—	1,152,000	358,000	1,152,000

Non-GAAP adjusted operating income			$3,826,000	$3,881,000	$14,322,000	$12,459,000

						$—
Adjusted Operating Margin			24.6%	27.1%	23.8%	22.8%
Net income:
GAAP net income			$1,938,000	$798,000	$5,837,000	$5,016,000
Stock-based compensation charges (1)	(A	)	249,000	1,002,000	1,783,000	2,173,000
Strategic consulting and litigation costs (2)	(B	)	229,000	502,000	2,865,000	1,218,000
Executive separation payment (3)	(C	)	—	1,152,000	358,000	1,152,000
Income tax impact	(D	)	1,328,000	574,000	3,187,000	2,744,000

Non-GAAP adjusted net income			$3,744,000	$4,028,000	$14,030,000	$12,303,000

Diluted net income per common share:
GAAP net income			$0.04	$0.01	$0.11	$0.09
Adjustments per share	(A-D)		$0.03	$0.06	$0.15	$0.12

Non-GAAP adjusted net income			$0.07	$0.07	$0.26	$0.21

Shares used to compute Non-GAAP adjusted net income per share - diluted			53,490,290	56,554,355	54,395,145	57,476,006

Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(E	)
Net income			$1,938,000	$798,000	$5,837,000	$5,016,000
Income tax provision			1,440,000	509,000	3,692,000	3,144,000
Interest expense			31,000	—	33,000	—
Depreciation expense			643,000	533,000	2,303,000	2,152,000

EBITDA			4,052,000	1,840,000	11,865,000	10,312,000
Adjustments:
Share-based compensation expense	(A	)	249,000	1,002,000	1,783,000	2,173,000
Strategic consulting and litigation costs (2)	(B	)	229,000	502,000	2,865,000	1,218,000
Executive separation payment (3)	(C	)	—	1,152,000	358,000	1,152,000

Adjusted EBITDA			$4,530,000	$4,496,000	$16,871,000	$14,855,000

Adjusted EBITDA margin			29.1%	31.4%	28.1%	27.2%
(1) Stock-based compensation charges are included as follows:
Cost of revenues			$15,000	$45,000	$186,000	$181,000
Research and development			31,000	59,000	246,000	243,000
Selling and marketing			81,000	192,000	542,000	579,000
General and administrative			122,000	706,000	809,000	1,170,000

			$249,000	$1,002,000	$1,783,000	$2,173,000

(2) Strategic consulting and litigation costs are included as follows:
General and administrative			229,000	502,000	2,865,000	1,218,000

			$229,000	$502,000	$2,865,000	$1,218,000

(3) Executive separation payment is included as follows:
General and administrative			—	1,152,000	358,000	1,152,000

			$—	$1,152,000	$358,000	$1,152,000

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES OUTLOOK

	LOW Three Months Ended March 31	HIGH Three Months Ended March 31	LOW Twelve Months Ended December 31,	HIGH Twelve Months Ended December 31,
	2017	2017	2017	2017
Revenue:
GAAP revenue	$15,600,000	$15,700,000	$64,500,000	$66,000,000

Diluted net income per common share:
GAAP net income	$0.02	$0.03	$0.10	$0.12
Stock-based compensation charges	$0.01	$0.01	$0.04	$0.04
Strategic consulting and litigation costs	$0.01	$0.01	$0.07	$0.05
Executive separation payment	$—	$—	$—	$—
Income tax impact	$0.02	$0.01	$0.07	$0.07

Non-GAAP adjusted net income	$0.06	$0.06	$0.28	$0.28

Shares used to compute Non-GAAP adjusted net income per share - diluted	53,366,529	53,366,529	53,535,588	53,535,588

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net income per share—diluted, and EBITDA for non-cash stock-based compensation expense, and strategic consulting and litigation costs to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted General and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share—diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share—diluted and EBITDA.

Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude litigation expenses and non-recurring items that impact our ongoing business. See items (A) through (D) below for further information on the current quarter’s reconciling items.

Items (A) through (E) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income per share—diluted” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (E).

(A) Non-cash stock-based compensation charges relating to stock option grants, restricted stock, and restricted stock units awarded to and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Strategic consulting and litigation costs. See item (2) on previous page. The Company’s management excludes certain board-directed consulting costs and litigation expenses when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) Executive separation payment relating to CFO employment termination benefits agreement. See item (3) on previous page. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(D) The Non-GAAP adjustment to the tax provision represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(E) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation charges and litigation expenses.